EXHIBIT 10.47

                      Agreement to Develop
          The Ticaboo Convenience Store Service Station
                               And
                     Boat Storage Operation

     THIS AGREEMENT is entered into at Riverton, Wyoming and effective as of the 5th day of April, 1995 by and between Canyon Homesteads, Inc. ("CHI"), a Utah corporation with executive offices at 877 North 8th West, Riverton, Wyoming 82501 and Arrowstar Investments, Inc. ("Arrowstar") a Wyoming corporation, with executive offices at 877 North 8th West, Riverton, Wyoming 82501.


                            Recitals

     WHEREAS, CHI leases (in its name as trustee for the Ticaboo Townsite Joint Venture, hereafter "TTJV") land from the State of Utah in Garfield County, Utah pursuant to "Special Use Lease Agreement No. 399" dated July 3, 1978 (hereafter, "Special Use Lease"), and pursuant to Development Leases and Base Leases issued by the State Of Utah covering land under the Special Use Lease, whereon buildings and other improvements more fully described below (hereafter, such assets are referred to as the "Townsite"); and

     WHEREAS, CHI is responsible for the development of the Ticaboo Townsite and the day to day management of the Ticaboo
Townsite which incudes a motel, restaurant/lounge, RV park, mobile home park, home sites and other businesses; and

     WHEREAS, CHI believes that in order to attract a developer(s) to promote and develop the Ticaboo Townsite, it was necessary to establish a recreational base; and

     WHEREAS, In 1994, CHI reopened the motel, built a swimming pool and leased the restaurant to a third party and after the 1994 tourist season (March through October), it became apparent that additional services were needed to make the Ticaboo Townsite profitable and more desirable to attract potential developers to finance, construct, and establish the recreation resort townsite; and

     WHEREAS, CHI has spent over a year, seeking individuals or company who would be interested in developing a convenient store service station and boat storage site; and

     WHEREAS, because of the business risks and seasonal tourist trade, CHI has been unsuccessful in finding a company or individual willing to risk an investment that may be abandoned after one to two years of testing the seasonal tourist trade; and
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Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
Page 2

     WHEREAS, CHI and Arrowstar are willing to assume the business risks of a recreational development business; and

     WHEREAS, CHI and Arrowstar desire to incorporate an Utah limited liability company (name if available First-N-Last, LLC) on a 50/50 basis to finance and develop the Ticaboo Service Station and Boat Storage Operation to service the emerging destination recreation resort townsite of Ticaboo; and

     WHEREAS, CHI has applied to the State of Utah School and Institutional Trust Land Administration ("Utah SITLA") for approval of the assignments of an interest in related Development Leases and Base Lease, in accordance with this Agreement, and the Utah SITLA has indicated to CHI that the application will be approved.

     NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt, sufficiency and legal adequacy of which are hereby acknowledged, the Parties agree as follows:


     1.   FORMATION OF LLC.

     CHI shall contribute its equity interest in the Ticaboo Convenience Store Service Station and Boat Storage Site and Operation ("Certain Ticaboo Townsite Assets"), more particularly described on Exhibit A attached hereto, and made a part of this Agreement and Arrowstar shall contribute cash of One Hundred Fifty Thousand Dollars ($150,000.00). The formation of the Utah limited liability company (name if available First-N-Last, LLC) ("LLC") shall be completed within 10 working days by CHI upon the signing of this Agreement. The LLC will also have the sole and exclusive right to establish a convenient store in the Ticaboo Hotel.

     2.   MEMBERSHIP INTERESTS.

          (a) General. Each party initially shall have a 50 percent membership interest in the LLC, subject to: (i) a special allocation to Arrowstar of 90 percent of distributed cash from operations until the "First" Working Capital Arrowstar contributed and accrued interest has been paid and then 75
percent of distributed cash profits from operations until $215,000.00 has been paid; (ii) reduction in Arrowstar's interest for failure to pay or arrange for the initial working capital pursuant to paragraph 3.(a); and (iii) reduction of either party's interest for failure to make additional cash
contributions to when called by Management Committee, or the admission of additional member, provided that the special allocation under (i) shall not be changed without Arrowstar's prior consent.
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Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
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          (b)  Transfer and Right of First Refusal.  The proposed
sale or other transfer of any outstanding membership interests in the LLC shall be subject to the nontransferring party's right of first refusal to purchase the subject interest (for the same consideration, or if for non-cash consideration, then a reasonably equivalent amount of cash consideration). Notice shall be given (by the party proposing transfer) to the nontransferring party, at least 30 days prior to proposed transfer, describing the amount of membership interest, purchase price (including terms), and the proposed transferee (including financial ability to meet the responsibilities of membership).

          Exercise of right of first refusal shall be first by the nontransferring party giving response notice of intent to exercise the right to the party giving original notice, on or before the close of business on the thirtieth day after original notice is received. The membership interest must be purchased on or before the close of business on the thirtieth day after original notice is received. If either the response notice of intent to exercise is not given, or is given but the membership interest is not purchased within the time provided, there shall be no right of first refusal for the nontransferring party to purchase the subject interest (however, all subsequent transfers of such, and other, membership interests shall be subject to such right of first refusal). Transfers of membership interests to party affiliates shall not be subject to this subparagraph (b).

          (c) CHI's right to purchase Arrowstar's Membership Interest. Notwithstanding any other provision of this Agreement, if CHI needs to purchase Arrowstar's Membership Interest for any reason, Arrowstar agrees to sell its Membership Interest for the fair market value. For purposes of this Agreement fair market value shall be determined by an appraiser acceptable to Arrowstar and said appraisal shall be paid for by CHI. In no event shall the fair market value be less than Arrowstar's initial Capital Account until such time as Arrowstar has received $215,000.00 in profits.

          (d) Qualification of Transferees. In addition to the restriction of subparagraph (b), no outstanding membership interest in the LLC may be sold or otherwise transferred to a third party without consent of the nontransferring party (if they hold a majority of the membership interests), in which event the transferee shall not become a member but shall receive an interest in profits or other compensation by way of income and right to the return of contributions to which the transferring member otherwise would be entitled.
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Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
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     3.   WORKING CAPITAL.

          (a) First $50,000.00. Arrowstar shall contribute or arrange for the loan of up to $50,000.00 to the LLC (the loan may be secured with the LLC's assets) to fund the initial program and budget.

          (b) Cash Calls. After amounts available under (a) are spent, the Operating Manager of the LLC shall submit (before the last day of each month) a billing for estimated cash requirements for the next month, based on the current adopted program and budger. Within 10 days after recipt of each bill, each each Member of the LLC shall advance its proportionate share of the estivmated amount.

     4.  MANAGEMENT COMMITTEE.

          (a) General. The LLC shall be managed by an Operating Manager selected by the Management Committee according to the Operating Agreement. Initially, the Operating Manager shall be CHI. The management committee for the LLC will be responsible for setting the goals, objectives and policies, formulating the business strategy and establishing the annual budget (including a minimum 3 year forecast). The Operating Manager, subject to the overall direction and ultimate authority of the Management Committee, will be responsible for daily operations (including without limitation supervision of architects and building and landscape contractors, insurance and security, management and marketing and commercial operations). CHI shall prepare monthly or quarterly reports, as directed by the Management Committee, showing status of and budgets and such other information requested by the Management Committee.

          (b) Representation. CHI and Arrowstar shall have equal representation (two seats each) on the Management Committee, for so long as CHI and Arrowstar have equal membership interests in the LLC. The initial committee members are as follows:
                    (i)  Arrowstar's committee members will be
               Keith Larsen and Mark Larsen; and
          (ii) CHI's committee members will be Al Dearth and Scott Lorimer.

          In the event a part's membership interest in the LLC becomes less than 40 percent, that party shall be entitled to one seat on the Management Committee; if its membership interest becomes less than 20 percent, that party shall be entitled to no seat on the Management Committee. The 75 percent special allocation to Arrowstar shall not be taken into account for purposes of representation.
Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
Page 5

     5.  ARROWSTAR AND CONFLICT OF INTEREST.

     Arrowstar is owned by Jack Larsen, Chairman and President of U.S. Energy Corp. ("USE") and Chairman of Plateau Resources, Ltd., and his sons Richard Larsen, Keith Larsen and Mark Larsen all employees of USE. Plateau Resources, Ltd. is a wholly owned subsidiary of U.S. Energy Corp. Therefore, there is the possibility for a conflict of interest or the appearance of a conflict of interest to exist between Arrowstar, USE, Plateau and CHI. However, given the facts that at this time Arrowstar is the only company willing to invest in the Ticaboo Service Station and Boat Storage business, time is of the essence because development must be completed by no later than May 1995 (beginning of 1995 tourist season) and CHI does not wish to invest in this development; CHI believes any potential conflict is manageable and CHI should enter into an agreement with Arrowstar to develop Ticaboo Service Station and Boat Storage Sties.


     6.  REPRESENTATIONS AND WARRANTIES.

          (a) Of CHI. This Agreement has been duly authorized by the directors and shareholder of CHI, a Utah corporation in good standing. TTJV is sole lessee or owner of the Townsite assets. CHI is sole owner of TTJV. CHI has not received any notice of default of provisions of the Special Use Lease, or Development Leases or Base Leases thereunder, or other agreements under which Townsite assets are leased or used. Subject to approval by the Utah SITLA of the assignment of the Special Use Lease and related Development Leases and Base Leases, Canyon has full authority to convey certain Townsite assets under Section 1 of this Agreement, and all such assets are free and clear of any encumbrance (except taxes for prior periods which are not delinquent). There are no pending or threatened actions, suits, claims or proceedings by any person (including environmental and other public administrative agencies) with respect to the certain Townsite assets.

          (b) Of Arrowstar. Execution, delivery and performance of this Agreement has been duly authorized by the directors and shareholders of Arrowstar, a Wyoming corporation in good standing. Arrowstar acknowledges having been provided the opportunity to inspect the Certain Ticaboo Townsite Assets and review all files of CHI regarding the Certain Ticaboo Townsite Assets. Arrowstar understands that the profitable development of the Certain Ticaboo Townsite Assets is not assured, whether due to unanticipated construction costs, lack of market, or other factors.
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Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
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     7.  FIDUCIARY DUTIES OF THE PARTIES.  Each party hereto, and the affiliates of each party, agrees that fiduciary duties are owed to the LLC and its members, such that all Parties and affiliates will act on behalf of the LLC for benefit of that entity, and further agree that all profits that can be derived from dealings by the Parties and their affiliates with the LLC and/or its assets, shall be made only in and through the LLC for the benefit of its members. No party or its affiliates shall make profits for their own accounts from doing any kind of business with the LLC and/or its assets, without the knowledge and consent of the other party. Notwithstanding the preceding, pursuant to Section 48-2b-125(l) of the Utah Limited Liability Company Act, only the Operating Manager shall have the right to bind the LLC.

     8. OPERATING AGREEMENT TO CONTROL. In the event of any conflict between this Agreement and the Operating Agreement, the Operating Agreement shall control.

     9. NO PARTNERSHIP OR AGENCY. CHI and Arrowstar acknowledge that, by virtue of this Agreement and the transactions contemplated hereby, CHI and Arrowstar are not the agents or partners of each other, and nothing contained in this Agreement shall be construed to create between CHI and Arrowstar the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby expressly disclaimed by the Parties here to. Neither Party shall have the authority to act for or assume any obligation or responsibility on behalf of the other Party, except as expressly set forth herein. Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers, employees, and agents from and against any and all losses, claims, damages or liabilities, including reasonable attorney's fees, arising out of any act of any assumption of liability by the indemnifying Party or any of its directors, officers, employees, and agents done or undertaken, or apparently done or undertaken, on behalf of the other Party, except pursuant to authority expressly granted herein or as otherwise agreed upon in writing between the Parties.

     10.  GENERAL PROVISIONS.

          (i) Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representative, successors and assigns, as applicable, of the respective Parties hereto, and any entities resulting from the reorganization, consolidation or merger of any Party hereto. Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
Page 7

          (ii) Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of the Agreement.

          (iii) Time of the Essence. Time is of the essence of this Agreement. Any deadline hereunder which falls on a weekend day or holiday shall instead fall on the next following business day.

          (iv) Severability. The provisions of this Agreement are severable, and should any provision hereof be found to be void, voidable or unenforceable, such void, voidable or unenforceable provision shall not affect any other portion or provision of this Agreement.

          (v) Waiver. Any waiver by any Party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

          (vi) Modification. This Agreement may not be modified except by an instrument in writing signed by the Parties hereto.

          (vii)     Governing Law.  This Agreement shall be
interpreted, construed and enforced according to the laws of the State of Utah.

          (viii) Attorney's Fees. In the event any action or proceeding is brought by either Party against the other under this Agreement, the prevailing Party shall be entitled to recover attorney's fees and costs in such amount as the court may adjudge reasonable, whether incurred before, during or after such proceeding is commenced and conducted. Notwithstanding the preceding, the collecting attorney must be able to swim the mighty Colorado, across the widest and deepest point, with cement line boots and hands tied behind his or her back or in the alternative the attorneys must get the Parties to work together to resolve their differences.

          (ix) Notices. Any notice, consent, request, objection or communication to be given by either Party to this Agreement shall be in writing and shall be either delivered personally, by certified mail or by Airborne, Federal Express or other commercial overnight delivery service addressed as follows:

If to CHI:          Canyon Homesteads, Inc..
                    877 North 8th West
                    Riverton, Wyoming 82501
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Agreement to Develop Ticaboo
Service Station & Boat Storage Operation
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If to Arrowstar:    Arrowstar Investments, Inc.
                    877 North 8th West
                    Riverton, Wyoming 82501

          (x) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed to be effective as of the date first stated above.

CANYON HOMESTEADS INC.


  s/ A. E. Dearth
- -----------------------------------------
A. E. DEARTH, President


ARROWSTAR INVESTMENTS, INC.


  s/ Mark J. Larsen
- ------------------------------------------
MARK J. LARSEN, President